Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Registration No. 333-232735 and 333-252141 on Form S-8 and Registration Statement Nos. 333-228121, 333-249347, 333-261127, 333-264298, 333-267584, 333-272338 and 333-276427 on Form F-3) of our report dated April 10, 2024, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO AG

/s/ Christoph Tschumi	/s/ Grégoire Weber
Zurich, April 10, 2024